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Investor Contact:           Investor Relations
                            (330) 665-8814

Media Contact:               Dina Gruey
                             (330) 665-8849

FOR IMMEDIATE RELEASE
JULY 14, 1997

                 CALIBER SYSTEM ANNOUNCES SECOND QUARTER RESULTS
 RPS CONTINUES DOUBLE-DIGIT GROWTH; VIKING POSTS PROFIT FROM ONGOING OPERATIONS

         AKRON, OHIO - Caliber System, Inc. (NYSE: CBB) today reported net earnings from its ongoing businesses for the second quarter ended June 21, 1997, of $24.3 million or $.62 per share. These earnings exclude $16.1 million of transition costs attributable to operating losses at the former Central Freight Lines and to other non-recurring costs related to the closing of the former Coles and Spartan Divisions of Viking Freight. Including the transition costs, the Company's net income for the quarter was $13.6 million or $.34 per share, compared to net income of $220,000 or $.01 per share for the second quarter of 1996.

         Combined revenue for RPS, Caliber Logistics and Roberts Express increased 14% for the quarter, from $389.6 million in 1996 to $443.4 million in 1997. Second quarter 1997 revenue from Viking's ongoing operations in the West amounted to $81.4 million. Caliber's total revenue decreased from $615.9 million in the second quarter last year to $574.7 million in 1997 as a result of the Viking restructuring announced on March 27, 1997.

         For the first half of 1997, net income from ongoing operations was $31.5 million or $.80 per share. First quarter restructuring costs for Viking of $1.43 per share, discussed in Caliber's first quarter earnings release, and second quarter transition expenses of $.28 per share reduced year-to-date earnings per share to a loss of $.91, compared to earnings of $.25 per share for 1996. First half revenues from ongoing operations of $1.17 billion are slightly below the $1.2 billion realized a year ago because of the restructuring.

         "We are pleased with our results for the quarter and the first half of 1997," said Daniel J. Sullivan, Chairman, President and CEO of Caliber System. "In the past six months, we have made good progress in strengthening our balance sheet and enhancing shareholder value."

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Second Quarter Results
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RPS Continues Double-Digit Revenue and Profit Growth
----------------------------------------------------

         Second quarter operating income at RPS, Caliber's small-package carrier, rose nearly 15% to $32.3 million, compared to $28.2 million in 1996. Revenue was $338.7 million, up 12% from $302.5 million for the same quarter a year ago.

         "RPS has posted double-digit growth for the past seven months, and we expect that momentum to continue at least through the end of the year," said Sullivan. "Our investments in geographic expansion, new market segments, technology and infrastructure are providing increasingly positive returns. Productivity improved year over year, and revenue yields are stronger than last year and the first quarter. In addition, RPS's on-time service continues to run at record levels as we move closer to our goal of 99% by 1999."

Viking Posts Second Quarter Profit from Ongoing Operations
----------------------------------------------------------

         Viking's ongoing operations posted an operating profit of $1.4 million in the first full quarter since the unit's restructuring as a regional carrier serving 12 western states. In 1996, Viking reported second quarter operating losses of $33.3 million.

         "The restructuring plan is proceeding ahead of plan," stated Sullivan. "The sale of Viking's Southwestern Division, which is now operating under the name Central Freight Lines, Inc., was finalized on June 30."

Caliber Logistics and Roberts Express Record Strong Performances
----------------------------------------------------------------

         Caliber Logistics experienced a 35% increase in gross revenue and a 34% gain in net revenue in the second quarter and improved its operating income. Roberts Express, the Company's expedited carrier, recorded revenue growth of 6% and increased its year-over-year operating income for the quarter by 11%.

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Second Quarter Results
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Consolidated Results
--------------------

         Unaudited revenue and earnings for the second quarter of 1997 and year to date, with comparable figures for 1996, are as follows:

                                                       SECOND QUARTER                       YEAR TO DATE
                                                       --------------                       ------------
                                               June 21, 1997      June 15,1996     June 21,1997     June 15, 1996
                                               -------------      ------------     ------------     -------------
                                                            (dollars in thousands, except per share data)
Revenue:
    RPS                                          $ 338,715         $   302,452      $   677,850      $   590,151
    Viking                                          81,439             226,281          282,490          437,565
    Other                                          104,650              87,168          205,660          170,259
                                                 ---------         -----------      -----------      -----------
                                                   524,804             615,901        1,166,000        1,197,975
Transition Revenue                                  49,872                --             49,872             --
                                                 ---------         -----------      -----------      -----------
   Net Revenue                                     574,676             615,901        1,215,872        1,197,975

   Operating Expenses                              549,716             614,487        1,262,386        1,178,380
                                                 ---------         -----------      -----------      -----------
   Operating Income (Loss):
     RPS                                            32,337              28,206           71,048           55,935
     Viking                                          1,406             (33,253)         (31,658)         (47,241)
     Other                                           7,353               6,461           15,232           10,901
                                                 ---------         -----------      -----------      -----------
                                                    41,096               1,414           54,622           19,595
Transition Operating Loss                          (16,136)               --            (16,136)            --
Restructuring Charge                                  --                  --            (85,000)            --
                                                 ---------         -----------      -----------      -----------
Operating Income (Loss)                             24,960               1,414          (46,514)          19,595

Other Expense, Net                                  (2,403)             (1,370)          (2,528)          (2,602)
                                                 ---------         -----------      -----------      -----------
   Income (Loss) Before Income Taxes                22,557                  44          (49,042)          16,993
   Provision (Benefit) For Income Taxes              8,972                (176)         (13,403)           7,152
                                                 ---------         -----------      -----------      -----------
   Net Income (Loss)                             $  13,585         $       220          (35,639)           9,841
                                                 =========         ===========      ===========      ===========
   Earnings (Loss) Per Share                     $    0.34         $      0.01      $     (0.91)     $      0.25
                                                 =========         ===========      ===========      ===========
   Average Shares Outstanding                       39,208              39,525           39,228           39,515
                                                 =========         ===========      ===========      ===========


Note: The gain on the sale of investments decreased other expense, net by $2.3 million or $0.05 per share in the second quarter and by $7.6 million or $.12 per share year to date. The Company operates in 13 four-week periods. Each of the first three quarters contain 12 weeks and the fourth quarter contains 16 weeks.

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Second Quarter Results
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         Caliber System is a leading provider of value-added transportation, logistics and related information services. Its operating companies include RPS, a business-to-business small-package carrier; Viking Freight, a supplier of regional freight service in the West; Caliber Logistics, a contract logistics provider; Roberts Express, a critical-shipment carrier; and Caliber Technology, a producer of systemwide information services. By combining its operating units' products and services, Caliber offers integrated, customized solutions that meet customer demand for more comprehensive transportation and logistics programs.

         This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

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